Exhibit 99.1

HubSpot Reports Strong Q3 2015 Results

Subscription Revenue Growth Continues to Accelerate, Full-Year 2015 Guidance Raised

CAMBRIDGE, MA (November 4, 2015) — HubSpot, Inc. (NYSE: HUBS), a leading inbound marketing and sales software company, today announced financial results for the third quarter ended September 30, 2015.

Financial Highlights:

Revenue

•	Total revenue was $47.7 million, up 57% compared to the third quarter of 2014.

•	Subscription revenue was $44.1 million, up 59% compared to the third quarter of 2014.

•	Professional services and other revenue was $3.6 million, up 37% compared to the third quarter of 2014.

Operating Loss

•	GAAP operating margin was (27.9%) for the quarter, compared to (36.0%) in the third quarter of 2014.

•	Non-GAAP operating margin was (18.3%) for the quarter, an improvement of approximately 13.5 percentage points from (31.8%) in the third quarter of 2014.

•	GAAP operating loss was ($13.3) million for the quarter, compared to ($11.0) million in the third quarter of 2014.

•	Non-GAAP operating loss was ($8.8) million for the quarter, compared to ($9.7) million in the third quarter of 2014.

Net Loss attributable to common stockholders

•	GAAP net loss attributable to common stockholders was ($13.6) million, or ($0.40) per share for the quarter, compared to ($10.8) million, or ($1.84) per share, in the third quarter of 2014.

•	Non-GAAP net loss attributable to common stockholders was ($9.0) million, or ($0.27) per share for the quarter, compared to ($9.5) million, or ($1.62) per share, in the third quarter of 2014.

•	Third quarter weighted average common shares outstanding were 33.8 million compared to 5.9 million shares in the third quarter of 2014.

Balance Sheet and Cash Flow

•	The company’s cash, cash equivalents and investments balance was $148 million as of September 30, 2015.

•	During the third quarter, the company used ($3.8) million of operating cash flow compared to using ($5.8) million of operating cash flow during the third quarter of 2014.

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Additional Recent Business Highlights

•	Grew total customers to 16,854 at September 30, 2015, up 35% from September 30, 2014.

•	Increased average subscription revenue per customer during the third quarter of 2015 to $10,607 from $9,183 in the third quarter of 2014.

•	Completed the company’s highly successful annual conference, INBOUND, with more than 14,000 registered attendees. Registered attendance increased approximately 40% compared to last year’s conference and made it the largest ever event focused on inbound marketing and sales professionals.

•	Announced product updates including a Reporting Add-on for marketing and sales product users; an Ads Add-on in partnership with Google and LinkedIn; predictive lead scoring within the marketing product; and improvements to HubSpot Website, HubSpot CRM and Sidekick for Business.

•	HubSpot also announced HubSpot Connect, a collection of HubSpot integrations that helps bring together data from across key front office systems into one integrated platform, and officially launched Leadin, a tool that individuals and companies can use to better understand their website visitors and leads.

“Q3 was yet another strong quarter for HubSpot and we’re thrilled by the results,” said Brian Halligan, Chairman and CEO. “We maintained our momentum with strong revenue growth and improved margins – an indicator that our mission to help companies reach their customers in effective and meaningful ways is truly resonating. We’re excited that HubSpot has become the engine that helps our customers achieve their business goals.”

Business Outlook

Based on information available as of November 4, 2015, HubSpot is issuing guidance for the fourth quarter of 2015 and raising guidance for full year 2015 as indicated below.

Fourth Quarter 2015:

•	Total revenue is expected to be in the range of $49.7 million to $50.7 million.

•	Non-GAAP operating loss is expected to in the range of ($6.4) million to ($5.4) million. This excludes stock-based compensation expense of approximately $5.6 million and amortization of acquired intangible assets of approximately $26 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.19) to ($0.17). This excludes stock-based compensation expense of approximately $5.6 million and amortization of acquired intangible assets of approximately $26 thousand. This assumes approximately 34.2 million weighted common shares outstanding.

Full Year 2015:

•	Total revenue is expected to be in the range of $178.5 million to $179.5 million.

•	Non-GAAP operating loss is expected to in be in the range of ($27.0) million to ($26.0) million. This excludes stock-based compensation expense of approximately $20.9 million and amortization of acquired intangible assets of approximately $96 thousand.

•	Non-GAAP net loss per common share is expected to be in the range of ($0.80) to ($0.78). This excludes stock-based compensation expense of approximately $20.9 million and amortization of acquired intangible assets of approximately $96 thousand. This assumes approximately 33.3 million weighted common shares outstanding.

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Conference Call Information

HubSpot will host a conference call on Wednesday, November 4, 2015, at 5:00 p.m. Eastern Time (ET) to discuss its third quarter 2015 financial results and business outlook. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international). The conference ID is 46343380. Additionally, a live webcast of the conference call will be available in the “Investor” section of the HubSpot’s web site at www.hubspot.com.

Following the conference call, a replay will be available until 11 pm on November 11, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 46343380. An archived webcast of this conference call will also be available in the “Investor” section of HubSpot’s web site at www.hubspot.com. The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot

HubSpot is a leading inbound marketing and sales platform. Over 16,800 customers in over 90 countries use HubSpot’s award-winning software, services, and support to create an inbound experience that will attract, engage, and delight customers. Learn more at www.hubspot.com.

The tables at the end of this press release include a reconciliation of generally accepted accounting principles (“GAAP”) to non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders for the third quarter ended September 30, 2015 and 2014. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy in the mid-market, and our ability to expand our leadership position and market opportunity for our inbound platform. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on August 7, 2015 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$58,809	$123,721
Short-term investments	45,697	—
Accounts receivable — net of allowance for doubtful accounts of $277 and $218 at September 30, 2015 and December 31, 2014, respectively	19,769	14,270
Deferred commission expense	6,644	5,995
Restricted cash	213	230
Prepaid hosting costs	1,593	1,777
Prepaid expenses and other current assets	4,598	3,516

Total current assets	137,323	149,509
Long-term investments	43,498	—
Property and equipment, net	11,840	11,381
Capitalized software development costs, net	4,468	4,433
Restricted cash	347	—
Other assets	462	116
Intangible assets, net	126	89
Goodwill	9,773	9,330

Total assets	207,837	174,858

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,577	2,800
Accrued compensation costs	8,421	7,660
Other accrued expenses	12,208	7,953
Capital lease obligations	397	100
Deferred rent	87	110
Deferred revenue	54,390	40,805

Total current liabilities	78,080	59,428
Capital lease obligations, net of current portion	216	78
Deferred rent, net of current portion	4,759	4,153
Deferred revenue, net of current portion	608	500

Total liabilities	83,663	64,159

Commitments and contingencies
Stockholders’ equity:
Common stock	34	32
Additional paid-in capital	314,787	265,113
Accumulated other comprehensive loss	(544)	(145)
Accumulated deficit	(190,103)	(154,301)

Total stockholders’ equity	124,174	110,699

Total liabilities and stockholders’ equity	$207,837	$174,858

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Subscription	$44,091	$27,806	$118,303	$74,994
Professional services and other	3,620	2,642	10,514	6,726

Total revenue	47,711	30,448	128,817	81,720

Cost of Revenues:
Subscription	8,470	6,236	22,894	17,000
Professional services and other	4,008	2,969	11,322	8,149

Total cost of revenues	12,478	9,205	34,216	25,149

Gross profit	35,233	21,243	94,601	56,571

Operating expenses:
Research and development	8,128	4,858	23,787	14,498
Sales and marketing	30,868	21,680	81,057	54,700
General and administrative	9,527	5,662	25,782	16,030

Total operating expenses	48,523	32,200	130,626	85,228

Loss from operations	(13,290)	(10,957)	(36,025)	(28,657)

Other (expense) income:
Interest income	131	—	241	4
Interest expense	(31)	(138)	(140)	(259)
Other (expense) income	(186)	302	387	379

Total other (expense) income	(86)	164	488	124

Loss before provision for income taxes	(13,376)	(10,793)	(35,537)	(28,533)
Provision for income taxes	(176)	—	(265)	—

Net loss	(13,552)	(10,793)	(35,802)	(28,533)
Preferred stock accretion	—	(13)	—	(40)

Net loss attributable to common stockholders	$(13,552)	$(10,806)	$(35,802)	$(28,573)

Net loss attributable to common stockholders per share, basic and diluted	$(0.40)	$(1.84)	$(1.09)	$(5.00)
Weighted average common shares used in computing basic and diluted net loss attributable to common stockholders per share:	33,819	5,874	32,901	5,715

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Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Activities:
Net loss	$(13,552)	$(10,793)	$(35,802)	$(28,533)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities
Depreciation and amortization	1,946	1,777	5,511	4,824
Stock-based compensation	4,510	1,266	15,293	3,514
Provision for deferred income taxes	19	—	45	—
Provision for doubtful accounts	463	194	917	452
Amortization of bond premium discount	246	—	438	—
Noncash rent expense	19	30	211	236
Unrealized currency translation	50	(238)	(239)	(238)
Changes in assets and liabilities
Accounts receivable	(4,061)	(1,531)	(6,633)	(3,864)
Prepaid expenses and other assets	2,075	349	(1,277)	146
Deferred commission expense	(635)	(256)	(649)	(846)
Accounts payable	226	(388)	(84)	(328)
Accrued expenses	(9)	960	4,533	2,192
Restricted cash	—	—	—	157
Deferred rent	114	193	379	1,427
Deferred revenue	4,763	2,619	14,294	10,149

Net cash and cash equivalents used in operating activities	(3,826)	(5,818)	(3,063)	(10,712)

Investing Activities:
Purchases of investments	(15,586)	—	(93,869)	—
Maturities of investments	4,000	—	4,000	—
Purchases of property and equipment	(999)	(968)	(2,182)	(5,892)
Capitalization of software development costs	(1,333)	(1,558)	(3,125)	(3,930)
Acquisition of a business	—	—	(600)	—
Acquisition of intangible assets	—	—	—	(80)
Restricted cash	(388)	—	(388)	1,500

Net cash and cash equivalents used in investing activities	(14,306)	(2,526)	(96,164)	(8,402)

Financing Activities:
Secondary offering proceeds, net of offering costs paid of $583	—	—	33,669	—
Payment of offering costs	(10)	(483)	—	(1,990)
Proceeds from draw-down on line of credit	—	13,000	—	18,000
Employee taxes paid related to the net share settlement of stock-based awards	(365)	—	(8,217)	—
Proceeds related to issuance of common stock under stock plans	3,067	1,012	9,256	3,051
Repayments of capital lease obligations	(58)	(22)	(107)	(97)

Net cash and cash equivalents provided by financing activities	2,634	13,507	34,601	18,964

Effect of exchange rate changes on cash and cash equivalents	72	(86)	(286)	(114)

Net decrease in cash and cash equivalents	(15,426)	5,077	(64,912)	(264)
Cash and cash equivalents, beginning of period	74,235	7,302	123,721	12,643

Cash and cash equivalents, end of period	$58,809	$12,379	$58,809	$12,379

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Reconciliation of non-GAAP operating loss and operating margin	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(in thousands, except percentages)
GAAP operating loss	$(13,290)	$(10,957)	$(36,025)	$(28,657)
Stock-based compensation	4,510	1,266	15,293	3,514
Amortization of acquired intangible assets	26	13	70	125

Non-GAAP operating loss	$(8,754)	$(9,678)	$(20,662)	$(25,018)

GAAP operating margin	(27.9%)	(36.0%)	(28.0%)	(35.1%)
Non-GAAP operating margin	(18.3%)	(31.8%)	(16.0%)	(30.6%)

Reconciliation of non-GAAP net loss attributable to common stockholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(in thousands, except per share amounts)
GAAP net loss attributable to common stockholders	$(13,552)	$(10,806)	$(35,802)	$(28,573)
Stock-based compensation	4,510	1,266	15,293	3,514
Amortization of acquired intangibles	26	13	70	125

Non-GAAP net loss attributable to common stockholders	$(9,016)	$(9,527)	$(20,439)	$(24,934)

Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.27)	$(1.62)	$(0.62)	$(4.36)
Weighted average common shares used in computing basic and diluted GAAP and non-GAAP net loss per common share:	33,819	5,874	32,901	5,715

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	Three Months Ended September 30,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$8,470	$4,008	$8,128	$30,868	$9,527	$6,236	$2,969	$4,858	$21,680	$5,662
Stock -based compensation	(89)	(315)	(1,568)	(1,078)	(1,460)	(24)	(84)	(140)	(560)	(458)
Amortization of acquired intangibles	(20)	—	—	(6)	—	(6)	—	—	(7)	—

Non-GAAP expense	$8,361	$3,693	$6,560	$29,784	$8,067	$6,206	$2,885	$4,718	$21,113	$5,204

GAAP expense as a percentage of revenue	17.8%	8.4%	17.0%	64.7%	20.0%	20.5%	9.8%	16.0%	71.2%	18.6%
Non-GAAP expense as a percentage of revenue	17.5%	7.7%	13.7%	62.4%	16.9%	20.4%	9.5%	15.5%	69.3%	17.1%

	Nine Months Ended September 30,
	2015					2014
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$22,894	$11,322	$23,787	$81,057	$25,782	$17,000	$8,149	$14,498	$54,700	$16,030
Stock -based compensation	(249)	(851)	(4,830)	(5,278)	(4,085)	(64)	(236)	(435)	(1,447)	(1,332)
Amortization of acquired intangibles	(50)	—	—	(20)	—	(112)	—	—	(13)	—

Non-GAAP expense	$22,595	$10,471	$18,957	$75,759	$21,697	$16,824	$7,913	$14,063	$53,240	$14,698

GAAP expense as a percentage of revenue	17.8%	8.8%	18.5%	62.9%	20.0%	20.8%	10.0%	17.7%	66.9%	19.6%
Non-GAAP expense as a percentage of revenue	17.5%	8.1%	14.7%	58.8%	16.8%	20.6%	9.7%	17.2%	65.1%	18.0%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP subscription margin	35,621	21,570	95,409	57,994
Stock -based compensation	89	24	249	64
Amortization of acquired intangible assets	20	6	50	112

Non-GAAP subscription margin	$35,730	$21,600	$95,708	$58,170

GAAP subscription margin percentage	80.8%	77.6%	80.6%	77.3%
Non-GAAP subscription margin percentage	81.0%	77.7%	80.9%	77.6%

Non-GAAP Financial Measures

In this release, HubSpot’s non-GAAP operating loss, operating margin, subscription margin, expense, expense as a percentage of revenue, and net loss attributable to common stockholders are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude share-based compensation and amortization of acquired intangible assets. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

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(b)	Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:

Lisa Mullan, (857) 829-5429

investors@hubspot.com

Media Contact:

Laura Moran, (857) 829-5688

lmoran@hubspot.com

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